UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2026

Silver Bow Mining Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-43242	98-1858068
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1401 Idaho Street Butte, Montana	59701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 406-718-7593

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Shares, no par value	SBMT	NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) Termination of Independent Registered Public Accounting Firm

On June 3, 2026, the audit committee of the board of directors (the “Audit Committee”) of Silver Bow Mining Corp. (the “Company”) was notified that Assure CPA, LLC (“Assure”), independent registered public accounting firm to the Company, merged into Sadler Gibb & Associates LLC (“Sadler Gibb”) pursuant to an asset purchase agreement. As a result of the merger, Assure ceased operations as a public accounting firm and, on June 3, 2026, provided the Audit Committee with its resignation as the Company’s independent registered public accounting firm.

The audit report of Assure on the Company’s consolidated financial statements for the year ended December 31, 2025 (a previously appointed independent public accounting firm provided an audit report on the Company’s consolidated financial statements for the year ended December 31, 2024) did contain a modification regarding uncertainty of the ability of the Company to continue as a going concern but did not contain any other adverse opinion or a disclaimer of opinion, and were not otherwise qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two most recent fiscal years ended December 31, 2025 and 2024 and through the subsequent interim period preceding the resignation of Assure on June 3, 2026, there were (i) no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Assure on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to Assure’s satisfaction, would have caused Assure to make reference to the matter in its reports, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided Assure with a copy of these disclosures as set forth under this Item 4.01 and requested that Assure furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Assure agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of the response letter from Assure is attached hereto as Exhibit 16.1.

(b) Appointment of Independent Registered Public Accounting Firm

On June 8, 2026, the Audit Committee approved the appointment of Sadler Gibb as the Company’s independent registered public accounting firm.

During the fiscal years ended December 31, 2025 and 2024 and through the subsequent interim period preceding their appointment on June 8, 2026, neither the Company, nor anyone on its behalf, consulted Sadler Gibb regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by Sadler Gibb that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01  Financial Statements and Exhibits

16.1	Letter from Assure CPA, LLC, dated June 9, 2026
104	Cover Page Interactive Data File––the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER BOW MINING CORP.

	By:	/s/ C. Travis Naugle
C. Travis Naugle
Chief Executive Officer
Dated: June 9, 2026